Exhibit 23
Consent of Independent Registered Public Accounting Firm

To the Board of Directors of General Dynamics Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-107901, 333-159038, 333-159045, 333-181124, 333-186575, 333-186578, 333-208667, 333-217656, 333-224138, 333-226587, 333-231261, and 333-249722) on Form S-8 and in the registration statement No. 333-223853 on Form S-3ASR of General Dynamics Corporation of our reports dated February 9, 2021, with respect to:

–the Consolidated Balance Sheet of General Dynamics Corporation as of December 31, 2020 and 2019, the related Consolidated Statements of Earnings, Comprehensive Income, Cash Flows, and Shareholders’ Equity for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the Consolidated Financial Statements), and

–the effectiveness of internal control over financial reporting as of December 31, 2020,

which reports appear in the December 31, 2020 annual report on Form 10-K of General Dynamics Corporation.

Our report on the Consolidated Financial Statements refers to a change in the method of accounting for leases.

                        /s/ KPMG LLP

McLean, Virginia
February 9, 2021